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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-65185) of The Goodyear Tire & Rubber Company of our report dated June 25, 1997 appearing at page 2 of Annex A of this Form 11-K.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Cleveland, Ohio
June 26, 1997